UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

OPENTABLE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01.     Entry into a Material Definitive Agreement.

On September 22, 2009, OpenTable, Inc. (the “Company”) entered into a purchase agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative for the several underwriters, and certain selling stockholders named therein (the “Selling Stockholders”).  Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell 6,974,036 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a per share price to the public of $28.00.  Certain Selling Stockholders also granted the underwriters an option to purchase 1,046,105 additional shares of Common Stock to cover over-allotments.  The Company will not receive any proceeds from this sale by the Selling Stockholders, other than proceeds received by the Company in connection with the exercise of options to purchase shares of Common Stock by certain Selling Stockholders in connection with the offering.

A copy of the form of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
1.1

Purchase Agreement, dated September 22, 2009, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative for the several underwriters, and the Selling Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2009	OPENTABLE, INC.

	By:	/s/ Matthew Roberts
Matthew Roberts
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1

Purchase Agreement, dated September 22, 2009, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative for the several underwriters, and the Selling Stockholders.